Exhibit 32
CERTIFICATIONS OF MICHAEL J. BLUMENFELD, CHAIRMAN AND CHIEF EXECUTIVE
OFFICER, AND WILLIAM R. ESTILL, CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350
     Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Collegiate Pacific Inc. hereby certify that (1) the Annual Report on Form 10-K of Collegiate Pacific Inc. for the fiscal year ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Collegiate Pacific Inc.

Date: September 22, 2006	/s/ Michael J. Blumenfeld
Michael J. Blumenfeld,
Chairman and Chief Executive Officer

Date: September 22, 2006	/s/ William R. Estill
William R. Estill,
Chief Financial Officer and Secretary